Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO THE CREDIT AGREEMENT

FIFTH AMENDMENT (this “Amendment”), dated as of August 10, 2012, to the Credit Agreement dated as of December 10, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Thompson Creek Metals Company Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement and the Royal Gold Intercreditor Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to such amendments and other matters, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                DEFINITIONS.

1.1                                 Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2.                                AMENDMENTS.

(a)                                  Amendment to Section 1 of the Credit Agreement.

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Forecast”: as defined in Section 6.2(j).

“Fifth Amendment”: the Fifth Amendment to this Agreement, dated as of August 10, 2012.

“Fifth Amendment Forecast”: the forecast delivered pursuant to Section 3(f) of the Fifth Amendment.

“Fifth Amendment Effective Date”: the date on which each of the conditions to the effectiveness of the Fifth Amendment have been satisfied, in accordance with the terms of Section 3 thereof, which date is August 10, 2012.

“Royal Gold Purchase Agreement First Amendment”: the First Amendment to Royal Gold Purchase Agreement, dated as of August 8, 2012, substantially in the form of Exhibit A to the Fifth Amendment.

“Weekly Reporting Period”: a period commencing on a Saturday and ending on (and including) the following Friday.

(ii)                                  The definitions of “Applicable Margin”, “Commitment Fee Rate”, “Consolidated Borrowing Liquidity”, “Royal Gold Intercreditor Agreement” and “Royal Gold Purchase Agreement” in Section 1.1 of the Credit Agreement are hereby amended by replacing such definitions in their entirety with the following definitions:

“Applicable Margin”: (a) as to any ABR Loan or Canadian Prime Rate Loan, 4.00% and (b) as to any Eurodollar Loan, CDOR Loan or the Acceptance Fees, 5.00%.

“Commitment Fee Rate”:  1.00% per annum.

“Consolidated Borrowing Liquidity”:  as of any date of determination, the sum of (a) the aggregate amount of the Available Commitments as of such date plus (b) the Cash Balance as of such date plus (c) the amount of cash to be received in the immediately following fiscal quarter pursuant to the Royal Gold Purchase Agreement; provided that, any amounts pursuant to this clause (c) shall only be included if the Company is either in compliance with, or (with respect to conditions scheduled to occur after the date of such certificate) has no reason to believe that it will not meet, the conditions of Section 5.3 of the Royal Gold Purchase Agreement in effect as of the Fifth Amendment Effective Date (without giving effect to any amendments, modifications or waivers thereto) for such cash to be received in the immediately following fiscal quarter.

“Royal Gold Intercreditor Agreement”: the Intercreditor Agreement entered into among the Administrative Agent, the Borrower, Terrane Metals Corp. and RGLD Gold AG (as successor to RGL Royalty AG), substantially in the form of Exhibit H (as amended by the First Amendment to the Intercreditor Agreement, dated as of December 14, 2011 and the Second Amendment to the Intercreditor Agreement, dated as of August 10, 2012).

“Royal Gold Purchase Agreement”: the Amended and Restated Purchase and Sale agreement dated as of December 14, 2011 (as amended by the Royal Gold Purchase Agreement First Amendment) among the Borrower, Terrane Metals Corp., RGLD Gold AG and Royal Gold, Inc.

(iii)                               The definitions of “Applicable Pricing Grid”, “Endako Completion Date” and “Mt. Milligan Completion” in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

(b)                                 Amendment to Section 2.9 of the Credit Agreement.  Section 2.9 of the Credit Agreement is hereby amended by adding the following immediately after clause (c) of such section:

(d) In the event that the Cash Balance exceeds $75,000,000 for three consecutive Business Days, the Borrower shall within one Business Day repay any Revolving Loans and/or the Swingline Loans in an aggregate amount equal to such excess amount on the date previous to such repayment.

(c)                                  Amendment to Section 5.2 of the Credit Agreement.  Section 5.2 of the Credit Agreement is hereby amended by adding the following immediately after clause (b) of such section:

(c) Maximum Cash Balance.

The Cash Balance, before giving effect to such extension of credit and any other transactions related (directly or indirectly) to such extension of credit, is less than $50,000,000.

(d) Officer’s Certificate.

The Borrower shall deliver to the Administrative Agent a certificate duly executed by a Responsible Officer in form and substance satisfactory to the Administrative Agent that (i) provides the Cash Balance and (ii) certifies that the Company is either in compliance with, or (with respect to conditions scheduled to occur after the date of such certificate) has no reason to believe that it will not meet, the conditions of Section 5.3 of the Royal Gold Purchase Agreement as of the Fifth Amendment Effective Date (without giving effect to any amendments, modifications or waivers thereto) for any Scheduled Deposit Payment (as defined in the Royal Gold Purchase Agreement) scheduled to be paid pursuant to the terms of the Royal Gold Purchase Agreement.

(d)                                 Amendment to Section 6.2 of the Credit Agreement.  Section 6.2 of the Credit Agreement is hereby amended by adding the following immediately after clause (i) of such section:

(j) within 30 days after the end of each calendar month, commencing within 30 days after August 31, 2012, a detailed consolidated forecast (in a form consistent with the Fifth Amendment Forecast) for the three succeeding calendar months, including (i) a projected consolidated balance sheet of the Borrower as of the end of such calendar month, and the related consolidated statements of projected cash flow, income and Consolidated EBITDA and (ii) a description of the key underlying operating statistics and assumptions with respect thereto (collectively, the “Forecast”);

(k) within 30 days after the end of each calendar month, commencing within 30 days after August 31, 2012,  a reconciliation for the calendar month so ended with the Fifth Amendment Forecast or the last Forecast delivered pursuant to Section 6.2(j), as applicable, with respect to such calendar month;

(l) on each Monday (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar week, a report prepared by the Borrower as of the last day of the Weekly Reporting Period then most recently ended that sets forth actual sources and uses of funds during the previous Weekly Reporting Period;

(m)  each report delivered by the Borrower or its Subsidiaries pursuant to Article 7 of the Royal Gold Purchase Agreement, in each case, within the period of time set forth in the Royal Gold Purchase Agreement in effect as of the Fifth Amendment Effective Date (without giving effect to any amendments, modifications or waivers thereto);

(n) within five Business Days after completion, the monthly operations report for the Endako Mine created by the Borrower or its Subsidiaries (it being understood and agreed that the

Borrower and its Subsidiaries will continue producing the monthly operations report being created in the ordinary course of business prior to the Fifth Amendment Effective Date).

(e)                                  Amendment to Section 6.6(b) of the Credit Agreement.  Section 6.6(b) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(b) permit (i) representatives of the Administrative Agent together with representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that, so as long as no Default or Event of Default exists, the Borrower shall only be obligated to reimburse the Administrative Agent for one inspection pursuant to this clause (i) per fiscal year and (ii) third party advisors selected by the Administrative Agent to conduct valuations, assessments and any other examinations or inspections on the mines, properties, smelter, refinery or other processing locations and other locations of the Borrower and its Subsidiaries (including, without limitation, the Thompson Creek Mine, the Endako Mine, the Langeloth Facility and the Mount Milligan Project); provided that, so as long as no Default or Event of Default exists, the Borrower shall only be obligated to reimburse the Administrative Agent for (x) one inspection at each of the Thompson Creek Mine, the Endako Mine, the Langeloth Facility and the Mount Milligan Project per fiscal year and (y) one other inspection per fiscal year.

(f)                                    Amendment to Section 7.1(c) of the Credit Agreement.  Section 7.1(c) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(c) Permit Consolidated EBITDA for the fiscal quarter ending on any date set forth below to be less than (including by being negative) the amount set forth below opposite such date:

Date	Amount
December 31, 2012	$0
March 31, 2013	$23,000,000
June 30, 2013	$19,000,000
September 30, 2013	$29,000,000
December 31, 2013	$23,000,000

(g)                                 Amendment to Section 7.1(d) of the Credit Agreement.  Section 7.1(d) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(d) Minimum Liquidity.

Permit the Consolidated Borrowing Liquidity at any time to be less than $100,000,000.

(h)                                 Amendments to the Royal Gold Intercreditor Agreement.  The Royal Gold Intercreditor Agreement shall be amended as set forth on Exhibit B hereto.

SECTION 3.                     CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Effective Date”) on which all of the following conditions have been satisfied or waived:

(a)                                  Execution and Delivery.  The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) the Required Lenders and (iii) the Administrative Agent.

(b)                                 No Default.  Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c)                                  Representations and Warranties.  As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 shall be true and correct in all material respects.

(d)                                 Royal Gold Purchase Agreement First Amendment.  The Administrative Agent shall have received true, correct and executed copies of the Royal Gold Purchase Agreement First Amendment and the conditions to the effectiveness of the Royal Gold Purchase Agreement First Amendment set forth in Sections 10(B)(a) and 10(B)(b) of the Royal Gold Purchase Agreement First Amendment shall have been satisfied.

(e)                                  Fees and Expenses.  The Administrative Agent shall have received the fees and expenses required to be paid by the Borrower pursuant to Section 5 of this Amendment.

(f)                                    Forecast.  The Administrative Agent shall have received a detailed consolidated forecast in form and substance satisfactory to the Administrative Agent for August, September and October of 2012, including (i) a projected consolidated balance sheet of the Borrower as of the end of July 2012, and the related consolidated statements of projected income, cash flow and Consolidated EBITDA and (ii) a description of the key underlying operating statistics and assumptions with respect thereto.

For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3.

SECTION 4.                     REPRESENTATIONS AND WARRANTIES.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                  the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date both prior to, and after giving effect to, this Amendment, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(b)                                 both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date; and

(c)                                  after giving effect to the transactions contemplated by the Royal Gold Purchase Agreement, each Loan Party is Solvent.

SECTION 5.                     FEES AND EXPENSES.  The Borrower agrees to pay (i) the Administrative Agent for the account of each Lender that consents to this Amendment on or prior to 5:00 p.m., New York time, August 10, 2012, a fee equal to 0.75% of such Lender’s Commitment on the Effective Date and (ii) all invoiced fees and accrued expenses of the Administrative Agent, including without limitation, the reasonable fees and expenses of legal counsel.

SECTION 6.                     CONTINUING EFFECT.  Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.  Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

SECTION 7.                     CONSENT OF GUARANTORS.  Each of the Guarantors hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement and any Security Document, as applicable, and its liability for the Obligations, pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 8.                     GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.                     SUCCESSORS AND ASSIGNS.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by the Lenders prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 10.               ENTIRE AGREEMENT.  This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 11.               LOAN DOCUMENT.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 12.               COUNTERPARTS.  This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 13.               HEADINGS.  Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Brian Knapp
	Name:	Brian Knapp
	Title:	Vice President

DEUTSCHE BANK AG CANADA BRANCH, as Lender

By:	/s/ David Gynn
	Name:	David Gynn
	Title:	Chief Financial Officer

By:	/s/ Marcellus Leung
	Name:	Marcellus Leung
	Title:	Assistant Vice President

COMPASS BANK, as Lender

By:	/s/ Joseph W. Nimmons
	Name:	Joseph W. Nimmons
	Title:	Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Stam Fountoulakis
	Name:	Stam Fountoulakis
	Title:	Authorized Signatory

STANDARD BANK PLC, as Lender

By:	/s/ Mick Mullen
	Name:	Mick Mullen
	Title:	Executive

By:	/s/ Paul Stevens
	Name:	Paul Stevens
	Title:	Executive

SOCIÉTÉ GÉNÉRALE (CANADA BRANCH), as Lender

By:	/s/ Chris Henstock
	Name:	Mick Mullen
	Title:	Managing Director
Mining & Commodities Finance

By:	/s/ Michael C. Manion
	Name:	Michael C. Manion
	Title:	Director

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Christopher Gomes
	Name:	Christopher Gomes
	Title:	Associate Director Banking Products Services, US